                               DRUG EMPORIUM, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                 - EXHIBIT 11 -

                                            THREE MONTHS ENDED            NINE MONTHS ENDED
                                        NOVEMBER 29,   NOVEMBER 30,   NOVEMBER 29,   NOVEMBER 30,
                                           1997           1996           1997           1996
                                        ------------   ------------   ------------   ------------
                                                               (UNAUDITED)

                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary:
  Weighted average number of
  common shares outstanding ......         13,180         13,153         13,180         13,174

  Net effect of dilutive stock
  options -- based on treasury
  stock method using estimated
  average market price ...........             (a)            (a)            (a)            (a)
                                          -------        -------        -------        -------

  Weighted average common and
  common equivalent shares .......         13,180         13,153         13,180         13,174
                                          =======        =======        =======        =======

  Net income .....................        $   283        $   271        $ 1,085        $ 1,022
                                          =======        =======        =======        =======

  Net income per common and common
  equivalent share ...............           $.02           $.02           $.08           $.08
                                             ====           ====           ====           ====

Fully Diluted:
  Weighted average number of
  common shares outstanding ......         13,180         13,153         13,180         13,174

  Net effect of dilutive stock
  options -- based on treasury
  stock method using closing
  market price ...................             (a)            (a)            (a)            (a)
                                          -------        -------        -------        -------
  Fully diluted shares ...........         13,180         13,153         13,180         13,174
                                          =======        =======        =======        =======
  Net income .....................        $   283        $   271        $ 1,085        $ 1,022
                                          =======        =======        =======        =======
  Net income per common share
  assuming full dilution .........           $.02           $.02           $.08           $.08
                                             ====           ====           ====           ====

(a) Excluded as amounts are antidilutive.